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                                                                    EXHIBIT 99.1

                     VIEWPOINT COMPLETES UNICAST ACQUISITION

NEW YORK, NY - JANUARY 3, 2004 - Viewpoint Corporation (NASDAQ: VWPT), a leading provider of Internet graphics and delivery systems, today announced it has completed its acquisition of Unicast Communications Corporation ("Unicast"), a recognized leader in rich media ad solutions.

Viewpoint Corporation president and chief executive officer, Jay Amato, said, "Throughout December we began integrating Unicast's powerful technology and talented team into our organization and now we will hit the ground running, expecting to see rapid benefits from this acquisition, which is expected to be accretive. With Kagan Research projecting double-digit growth in online advertising in 2005 and online ad revenue surpassing many traditional forms of advertising in 2006, we're excited about the prospects for the future."

The new Viewpoint ad delivery product line provides advertisers, agencies and publishers:

      o The ability to streamline their efforts and manage all of their campaigns (creative assembly, media planning, campaign management & scheduling, conversion tracking and real time reporting) via a single source.

      o AirTime InStream, a revolutionary product that serves any video ad into any video content stream through standard ad tags on publishers' pages.

      o In-page video ad delivery using Viewpoint's AirTime, allowing advertisers to easily replace conventional online ad space with video.

      o Video display advertising via Unicast's renowned Video Commercial and Superstitial online ad formats used by over 700 advertisers and 1100 Web publishers.

      o Rich media and conventional ad delivery, regardless of format, using Viewpoint's Creative Innovator ad delivery and management system.

      o Award-winning creative services offering content creation and assembly support.

Total consideration of the transaction was approximately $7,375,000, principally in the issuance of Viewpoint common stock and assumption of debt. The cash portion of the transaction will be financed out of proceeds from a recently announced private placement. Viewpoint will file the audited financial statements of Unicast for 2004 with the Securities and Exchange Commission by March 19, 2005.

ABOUT UNICAST

Unicast is an online advertising solutions provider, which provides a comprehensive Online Format Suite to over 1400 websites and network partners and 700 agency and advertiser customers. Unicast acts on behalf of both the buyers and sellers of online advertising, developing products and service enhancements to ensure that all of their online advertising needs are fulfilled

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through one central source. Unicast is based in New York City with offices in
Chicago, Los Angeles, Brazil, Hong Kong, Madrid, and London.

ABOUT VIEWPOINT

The Viewpoint Platform is the technology behind some of the most innovative, visual experiences on the Web and on the desktop with leading clients such as America Online, General Electric, General Motors, Hewlett Packard, IBM, Lexus, Microsoft, Samsung, Scion, Sony and Toyota. Creative Innovator - the Company's next-generation ad deployment and management system - and the Viewpoint Toolbar
- the Vision for the Future of Search - are the latest breakthrough technologies using the full power of the Viewpoint Platform. More information on Viewpoint can be found at www.viewpoint.com.

This press release may contain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in the Company's filings and reports on file with the Securities and Exchange Commission as well as the lack of assurances that the Company will see the benefit of the acquisition over the months to come; that the acquisition is accretive, that there will be double-digit growth in online advertising in 2005; or that online ad revenue will surpass many traditional forms of advertising in 2006.

Viewpoint and Viewpoint Toolbar are trademarks or registered trademarks of Viewpoint Corporation in the United States and/or in other countries. Unicast is a trademark or registered trademark of Unicast Communications Corporation in the United States and/or in other countries. Copyright(C)2004 Viewpoint Corporation. All Rights Reserved.